A 4
                  THE FAIRCHILD CORPORATION
                     OFFICER LOAN PLAN??


The  Fairchild  Corporation,  a  Delaware  corporation  (the
"Company"), hereby adopts the following loan plan (the "Plan") for executive officers of the Company and presidents or other senior executive officers of operating divisions ("Executive Officers"):

1.   Objective.

     The objective of the Plan is to provide additional incentive to Executive Officers by granting loans ("Loans") to such persons, the proceeds of which are to be used by such persons for the sole purpose of purchasing Class A Common Stock of The Fairchild Corporation ("Common Stock") in the open market. The acquisition of Common Stock with Loans is intended to
     (i) provide an increased incentive for Executive Officers to exert their best efforts on behalf of the Company, (ii) strengthen the ability of the Company to recruit and retain those persons possessing outstanding competence and the ability to contribute significantly to the Company's success, (iii) award those Executive Officers who have made significant contributions to the Company in the past, and (iv) further identify the interests of such Executive Officers with those of the Company and its stockholders by increasing the desire of such officers to maximize the value of the Company.

2.   Definitions.

     2.1 "Acceptance Date" means the date when a Participant accepts the offer by the Company to loan the Participant the purchase price to purchase Shares in the open market.

     2.2 "Board" means the Board of Directors of the Company provided that if any action taken by the Board relates to a Participant who is a director of the Company, the majority of the directors approving such action shall be disinterested directors.

     2.3 "Committee" means the Compensation and Stock Option Committee of the Board. The Committee shall consist of three or more of the members of the Board, all of whom shall be Non-Employee Directors (as that term is defined in Rule 16b-3 of the General Rules and Regulations promulgated under the Exchange Act.

     2.4  "Common Stock" means shares of Class A Common Stock of
          The Fairchild Corporation.

     2.5  "Effective Date of the Plan" is defined under Section
          11 hereof.

     2.6  "Exchange Act" means the Securities and Exchange Act of
          1934 as amended.

     2.7  "Loan" means a loan made to a Participant to purchase
          Shares under the Plan.

     2.8 "Loan Availability Period" means the following two periods:

          (a) Up to $750,000 in Loans will be available for a period of ten (10) days, commencing on the Effective Date and ending ten (10) days thereafter. Such period may be extended or renewed by the Committee in its sole discretion.

          (b) The balance of funds available for Loans under this Plan shall not be available until after the Company's senior lender consents to such Loans. The Committee shall determine the Loan Availability Period for such balance after such consent is obtained.

     2.9 "Participant" means any executive officer of the Company or any president or other senior executive officer of an operating division who has accepted to receive a Loan pursuant to this Plan for the purpose of purchasing Shares in the open market.

     2.10 "Shares" means shares of Common Stock purchased by a Participant pursuant to the Plan.


3.   Eligibility.

     Participation in the Plan shall be limited to executive officers of the Company and presidents or other senior executive officers of significant operating divisions. All Participants shall be required to complete an "accredited investor questionnaire," or such other documents as the Company may require to establish that such Participants are aware of the risks of investment, and to comply with applicable private placement exemptions.

     Participation  in  the  Plan shall  be  limited  to  15
     persons, aggregate.

     Participants shall be designated by the Board from time to time upon the recommendation of the Committee.

     Eligibility confers no vested right to the grant of any Loans under this Plan.

4.   Grant of Loans.

     During the Loan Availability Period, the Committee may make recommendations to the Board concerning the granting of Loans under the Plan to Participants. The Board will meet to consider the recommendations of the Committee (or will act by written consent in lieu of such a meeting) and will make a final determination as to the granting of Loans under the Plan to Participants. The Board's determination may vary from the Committee's recommendations and the Board may choose to make no Loans at all. Immediately after the action of the Board, the Committee will notify individuals to whom the Loans have been granted and will permit such Participants to borrow money upon the execution and delivery of a Loan Agreement and a Promissory Note (as defined in Paragraph 5 herein).

5.   Terms of Loans.

     The Company shall make a Loan to a Participant in an amount not to exceed $100,000 per Participant, for 100% of the purchase price for Shares to be purchased by a Participant during the Loan Availability Period.

     Each Loan will be made pursuant to the terms and conditions of a loan agreement (the "Loan Agreement") in form and substance acceptable to the Company and evidenced by a promissory note (the "Note") in form and substance acceptable to the Company. No funds will be advanced until the Participant has executed and delivered copies of such Loan Agreement and Note to the Committee.

     Each Note shall be payable thirty (30) days after the Company makes demand for payment and will be non-interest bearing. The Board will have sole discretion concerning when demand for payment of the Loans will be made, but the Board will consider the following factors:

     A. Whether the Company's needs for cash flow or financing make the calling of the Loans advisable.

     B. Whether the Participant has terminated employment with the Company, and

     C. Whether the Participant is able to repay the Loan without undue difficulty.

     Upon direction from the Board, the Committee will make demand for payment and will seek to collect on each Loan not later than five (5) years from the date funds are advanced under such Loan.

6.   Conditions to Loans.

     As a condition to the granting of any Loan to a Participant, the Participant shall represent and warrant that he/she shall use the proceeds for the sole purpose of purchasing Shares. The Board may require the Participant to execute and deliver to the Company any appropriate or necessary agreements, representations, or documents in this regard.

7.   Limitation on Loans.

     The total amount of Loans outstanding at any time under this Plan and at any time during the term of this Plan will not exceed $1,000,000, of which: (a) Up to $750,000 shall be available on the date of this Plan, and (b) the balance shall be available after the Company's senior lender consents to such Loans.

8.     Term of Plan.

     This Plan will be effective until December 31, 2003. Determination of when demand for payment of the Loans will be made will be vested in the Board (subject to the restriction that all Loans must be paid within five
     (5) years from the date funds are advanced, as set forth in Paragraph 5 above).

9.     Disinterested Persons.

     All actions by the Committee regarding a Loan to a member of the Committee will be taken without the participation of the Committee member and all actions by the Board regarding a Loan to a member of the Board will be taken without the participation of the Board member, but the Committee member and the Board member, respectively, may be counted for purposes of a quorum.

10.    Administration.

     The Plan will be administered by the Board upon the recommendations of the Committee.

11.    Effective Date of Plan.

     The "Effective Date" of this Plan shall be February  5,
     1999.

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